Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

View Systems, Inc.

We hereby consent to the inclusion in the foregoing Form S-1 of our report dated
April 14, 2014 with respect to our audit of the financial statements of View Systems, Inc. as of December 31, 2013 and 2012 and for the years then ended.

Stegman & Company

May 22, 2014